EXHIBIT 21.1


The Subsidiaries of the Company are:

Name                         Jurisdiction                        Ownership
----                         ------------                        ---------

Astris Inc.                  Ontario, Canada                     96.3% interest

Astris s.r.o.                Czech Republic                      30% interest